Exhibit 23.1

J&S ASSOCIATE PLT
202206000037 (LLP0033395-LCA) & AF002380
(Registered with PCAOB and MIA)	Tel: +603-4813 9469
B-11-14, Megan Avenue II	Email : info@jns-associate.com
12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Website : jns-associate.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (333-282723) of EUDA Health Holdings Limited, of our report dated April 28, 2026 and April 29, 2025, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, relating to the consolidated financial statements appearing in the Annual Report on this Form 20-F of EUDA Health Holdings Limited for the year ended December 31, 2025 and 2024.

We hereby also consent to the inclusion in the Registration Statement on Form F-3 (333-282723) of EUDA Health Holdings Limited (the “Company”), of our report dated October 10, 2024, with respect to our audit of the consolidated financial statements of Fortress Cove Limited as at December 31, 2023, and for the period from inception from November 2, 2023 to December 31, 2023 which appear in the Company’s current Form 6-K filed on October 10, 2024 and incorporated on the Form F-3 (333-282723) by reference.

We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement on Form F-3 (333-282723).

/s/ J&S Associate PLT
Kuala Lumpur, Malaysia
April 28, 2026